Exhibit 99.1

AITX Confirms Audited Fiscal Year 2026 Results and Files Form 10-K,
Reinforcing Revenue Growth, Gross Margin Expansion, and Its Three-
Pillar Operating Strategy

Audited Results Consistent with Previously Reported Preliminary Figures;
Company Details How It Views the Business Across Stationary, Mobile, and
Agentic AI

Detroit, Michigan, June 9, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that it has filed its Annual Report on Form 10-K for the fiscal year ended February 28, 2026, and confirmed its audited financial results. The audited results are consistent with the preliminary, unaudited results the Company reported on April 13, 2026.

AITX

Artificial Intelligence Technology Solutions Inc.

Revenue Up
Margins Up
Strategy Set

AITX

Audited Fiscal Year 2026 Highlights (year ended February 28, 2026, versus the prior fiscal year):

• Revenue increased $1,614,450, or 26%, to $7,745,336, reflecting continued customer adoption and expanding recurring revenue programs.

• Gross profit rose $1,789,136, or 48%, to $5,533,700, significantly outpacing revenue growth.

• Gross margin expanded to 71%, up from 61% in the prior year, driven by a higher mix of recurring rental activity and overhead allocated across a larger sales base.

• Total cost of goods sold declined year over year despite higher revenue, contributing to the margin expansion.

• Operating expenses were essentially flat at $17,477,097, a decrease of approximately 1%, reflecting continued cost discipline.

• Loss from operations improved by approximately $2.0 million, to $11,943,397, a 14% improvement over the prior year, as higher revenue and gross profit combined with stable operating expenses.

• Readers are encouraged to review the Company's filed Form 10-K, including all financial statements, disclosures, and risk factors, which provide important additional context regarding the Company's results and future opportunities.

"These audited results confirm what we shared in April: real revenue growth, meaningfully better gross margins, and a flat cost base," said Steve Reinharz, Chief Executive Officer, Chief Technology Officer and founder of AITX. "We grew the top line 26%, expanded gross margin by ten points, and held operating expenses essentially flat, all while fully funding the development of the products we believe will define the next phase of this Company. We are not where we want to be yet, but the progress is real, and we remain focused on building a scalable, disciplined business."

How the Company Views the Business

AITX is a vertically integrated developer and operator of artificial intelligence-driven security and operational automation solutions. The Company designs, manufactures, deploys, and supports a portfolio of stationary devices, mobile autonomous platforms, and software products powered by SARA™ (Speaking Autonomous Responsive Agent), its proprietary agentic AI platform. SARA is designed to enable the Company's devices to perceive, decide, communicate, and act in real time, escalating to human responders only when necessary.

Substantially, all of the Company's revenue is generated through recurring monthly subscription contracts under a Solutions-as-a-Service model in which AITX retains ownership of the deployed hardware. As of the date of this release, the Company has deployed approximately one thousand devices across the United States and Canada, serves customers spanning logistics, healthcare, commercial real estate, manufacturing, retail, education, government, and residential markets,  including one Fortune Top 10 enterprise and several additional Fortune 500 enterprises, and is in the early stages of European market entry.

For purposes of management reporting and capital allocation, the Company views its commercial activity through three principal lenses, each operated through a dedicated subsidiary.

Lens One: Stationary Solutions (RAD-I)

Robotic Assistance Devices, Inc. ("RAD-I") operates the Company's stationary product portfolio and is the largest revenue contributor within the consolidated group. Its product line represents the most mature, most deployed, and most operationally proven elements of the Company's portfolio, typically installed at fixed locations, building entries, gates, perimeters, parking facilities, and interior chokepoints, and delivered as recurring subscription services. The portfolio includes ROSA™, the Company's most widely deployed device, combining visual analytics, two-way audio engagement, and AI-driven escalation; RIO™, a portable, solar-powered security tower with hundreds of units actively deployed across the United States; and AVA™, an autonomous vehicle gate access solution combining license plate recognition, two-way voice interaction, and cloud-based authorization. Based on internal segment-level analysis, management believes RAD-I's recurring revenue and gross margin, on a standalone basis, have reached a level that could support positive cash-flow operations; this characterization excludes shared corporate overhead, interest expense, and the Company's continued investment in its mobile and agentic AI businesses, and does not indicate that the Company as a whole operates at or near positive cash flow.

Lens Two: Mobile Autonomous Platforms (RAD-M)

Robotic Assistance Devices Mobile, Inc. ("RAD-M") operates the Company's mobile autonomous platform, anchored by ROAMEO™, a fully autonomous outdoor mobile security patrol vehicle designed to operate without on-site human pilots. The Company commenced commercial billing on ROAMEO units in May 2026, following what management estimates to be approximately $20 million in cumulative development investment. Each ROAMEO deployment is structured as a recurring monthly subscription at a substantially higher price point than the Company's stationary products. Based on its current sales pipeline and assuming successful execution of the ROAMEO production ramp, management believes the mobile business has a higher long-term revenue ceiling than stationary solutions and expects RAD-M's monthly recurring revenue contribution to surpass that of RAD-I at some point in the future. These are forward-looking expectations dependent on production capacity, customer adoption, and the operational performance of deployed units.

Lens Three: Agentic AI Platform (RAD-G)

Robotic Assistance Devices Group, Inc. ("RAD-G") operates the SARA agentic AI platform and the Company's ecosystem and licensing strategy. SARA functions as the intelligence layer across the entire portfolio and is the basis for the Company's platform expansion through licensing and integration arrangements with third-party hardware manufacturers, monitoring platforms, dealers, and enterprise end users. SARA has earned two Security Industry Association (SIA) New Products and Solutions awards, and the Company has developed what management characterizes as a substantial sales funnel for an early-stage AI platform business. Management has high expectations for revenue generation in this subsidiary. These are forward-looking statements, and actual results may differ materially; the RAD-G funnel has not yet produced revenue commensurate with management's expectations.

Residential (RAD-R)

The Company also operates a residential product line, the RADCam™ experience, through Robotic Assistance Devices Residential, Inc. ("RAD-R"). RAD-R generated an immaterial amount of consolidated revenue during fiscal 2026, substantially below the Company's expectations. Management attributes this primarily to the structural differences between the Company's core B2B sales model and the consumer marketing investment required to compete in the B2C residential channel. The Company has modified the residential software for deployment into small-and-medium business and enterprise markets through RAD-I, although there can be no assurance that this repositioning will generate material revenue.

RAD Lanka

The Company also operates Robotic Assistance Devices Lanka (PVT) Ltd. ("RAD Lanka"), a wholly owned subsidiary located in Sri Lanka and operating under Port City Colombo status. RAD Lanka supports software development, artificial intelligence initiatives, technical operations, and other strategic functions across the Company's subsidiaries.

The Long-Term Vision: "RAD Town"

Internally, the Company refers to the long-term outcome of this strategy as "RAD Town", a vision in which AITX's portfolio operates as an integrated autonomous-security fabric across a campus, community, or jurisdiction. In a fully realized RAD Town deployment, mobile units conduct outdoor patrol, access-control solutions manage vehicle and pedestrian entry, stationary devices provide fixed-position coverage of high-value zones, and SARA orchestrates all of it as a single agentic layer, escalating to human responders only when necessary. RAD Town is not a single named site or development; it is the design target around which the Company's product roadmap, software architecture, and partnership strategy are organized.

"The numbers describe the year. The three lenses describe the company," added Reinharz. "Stationary is the proven, scaled foundation. Mobile is where we believe the larger long-term revenue lives. And the agentic AI platform is the layer that ties it all together and, we believe, makes the whole portfolio more valuable than the sum of its parts. That's how we run the business, and that's how we're allocating capital."

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G), Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industryi with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.radm.ai, www.stevereinharz.com, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE AND FORWARD-LOOKING STATEMENTS

The foregoing information regarding the Company's financial condition must be viewed against the backdrop of the following:

a) The Company's auditors have issued a going concern qualification in connection with the Form 10-K for the fiscal year ended February 28, 2026, expressing substantial doubt about the Company's ability to continue as a going concern based on recurring net losses, negative working capital, an accumulated deficit of approximately $165 million, and dependence on external financing.

b) The Company has not been profitable in any fiscal year of its operating history. For fiscal year 2026, the Company reported a loss from operations of $11,943,397, exclusive of additional charges including interest expense.

c) Total liabilities as of February 28, 2026 were approximately $58 million against total assets of approximately $9 million, resulting in a stockholders' deficit of approximately $49 million.

d) Cash on hand as of the most recent reporting date was approximately $144,000, which is insufficient to fund operations for any extended period without additional financing, which may not be available on acceptable terms or at all.

e) Approximately 96% of the Company's outstanding loans payable are owed to entities controlled by a single individual, creating significant refinancing, conflict of interest, and concentration risk.

f) The Company has experienced significant common share dilution, including issuances under an equity financing arrangement of up to $30 million; dilution is expected to continue.

g) Stated cost savings of 35%-80% versus manned security are based on internal, unaudited estimates and are not guaranteed for any deployment.

h) The ROAMEO platform commenced commercial billing in May 2026 and has a limited commercial history; management's belief that mobile revenue will eventually surpass stationary revenue is speculative and unsupported by a timeline or financial projection.

i) References to Fortune 500 pipeline opportunities do not represent committed orders or guaranteed revenue. References to the Company as a "global leader" reflect management's view and are not based on independently verified market share data or third-party rankings.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties, and actual results could differ materially. The Company undertakes no obligation to update forward-looking statements except as required by law. This release should be read in conjunction with the Company's Form 10-K for the fiscal year ended February 28, 2026, including all financial statements, notes, and risk factors, which contain material information not summarized herein.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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i https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/